UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2017

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 6, 2017, Stereotaxis, Inc. (the “Company”) issued a press release (the “Press Release”) setting forth the Company’s expectations regarding selected financial results for the fourth quarter and full 2016 fiscal year. A copy of the Company’s press release is being furnished as Exhibit 99.1 and hereby incorporated by reference.

The financial results in the Press Release are preliminary and subject to change pending the Company’s filing of its Form 10-K for fiscal year 2016, scheduled for March 2017. The preliminary financial results presented in the Press Release are based solely upon information available to the Company as of February 6, 2017, are not a comprehensive statement of the Company’s financial results or positions as of or for the three months or 12 months ended December 31, 2016, and are subject to change pending the Company’s announcement of definitive financial results.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Press Release issued by the Company on February 6, 2017 also announced the resignation of William C. Mills III as Chief Executive Officer and a director of the Company and the appointment of David Fischel as Acting Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company, effective February 3, 2017.

Severance Agreement and Release

In connection with his resignation, the Company and Mr. Mills entered into a Severance Agreement and Release, dated February 3, 2017. Under the terms of the Severance Agreement and Release, Mr. Mills will receive the severance payments and other benefits set forth in the terms of his Employment Agreement with the Company, dated as of May 30, 2014, in the same manner as if he were terminated without cause, subject to certain offsets. Mr. Mills will receive an amount equal to his current annual base salary ($489,250) as severance, payable over the 12-month period following February 3, 2017 in accordance with Stereotaxis’ regular payroll schedule, as well as other benefits set forth in the Severance Agreement and Release.

A copy of the Severance Agreement and Release is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Acting Chief Executive Officer Agreement

In connection with Mr. Fischel’s appointment as Acting Chief Executive Officer of the Company, the Company has entered into a letter agreement (the “Acting CEO Agreement”) with Mr. Fischel, dated February 3, 2017, pursuant to which Mr. Fischel will serve as Acting Chief Executive Officer until such time as the Company appoints a new Chief Executive Officer of the Company (the “Transition Period”), which time is intended to be less than one year. The Acting CEO Agreement also provides that Mr. Fischel will be designated as the Chairman of the Board as of February 3, 2017. Mr. Fischel’s appointment is terminable by him or the Company at any time (for any reason or for no reason). Mr. Fischel also resigned as a member of the Audit Committee as of February 3, 2017.

Pursuant to the Acting CEO Agreement, Mr. Fischel will receive no salary or bonus and will not participate in the Company’s benefit programs. He will be reimbursed his reasonable expenses in connection with the performance of his duties, including, travel expenses associated with his attendance at professional and industry events, and the reasonable travel expenses incurred by him when traveling to the Company’s primary business location in St. Louis, Missouri from his residence in the Los Angeles, California area. The Acting CEO Agreement also contains standard confidentiality and invention assignment covenants.

Biographical information. Mr. Fischel, 30, has served as a Director of Stereotaxis since September 2016. He has served for over eight years as Principal and portfolio manager for medical device investments at DAFNA Capital Management, LLC. In addition to his research responsibilities, Mr. Fischel has been deeply involved in all aspects of the firm’s operations including legal, accounting, IT, compliance, human resources and marketing. Prior to joining DAFNA Capital, he was a research analyst at SCP Vitalife, a healthcare venture capital fund. Mr. Fischel completed his B.S. magna cum laude in Applied Mathematics with a minor in Accounting at the University of California at Los Angeles and received his MBA from Bar-Ilan University in Tel Aviv. He is a Certified Public Accountant, Chartered Financial Analyst and Chartered Alternative Investment Analyst.

A copy of the Acting CEO Agreement is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Appointment of Dr. Nathan Fischel

In addition, the Company announced the appointment of Dr. Nathan Fischel as a Class III director to fill the vacancy on the Board resulting from Mr. Mills’ resignation. The appointment was effective as of February 3, 2017, the date of Mr. Mills’ resignation. Dr. Fischel’s term as a Class III director will expire at the Company’s 2019 Annual Meeting of Shareholders.

Dr. Fischel will receive 20,000 restricted share units and other compensation on the same basis as all other non-management Directors of the Company, as described under “Director Compensation” in the Company’s Proxy Statement for its 2016 Annual Meeting of Shareholders.

There is no arrangement or understanding between Dr. Fischel and any other person pursuant to which Dr. Fischel was elected as a director. The board will consider service on committees of the board of directors for Dr. Fischel at a later date.

The Company did not enter into or materially amend any material plan, contract or arrangement to which Dr. Fischel is a party or in which he participates in connection with his election as a director. Dr. Fischel is the father of Mr. Fischel.

Certain additional information for Mr. Fischel and Dr. Fischel

As previously disclosed on its Form 8-K dated September 22, 2016 (filed on September 28, 2016) (the “Previous 8-K”), on September 26, 2016, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Buyers”), whereby it agreed to sell, for an aggregate purchase price of $24 million, (i) an aggregate of 24,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), which are convertible into shares of the Company’s Common Stock (the “Conversion Shares”), and (ii) warrants (the “Warrants”) to purchase an aggregate of 36,923,077 shares of Common Stock (the “Warrant Shares”). Mr. Fischel is a Principal, and Dr. Fischel is the Chief Executive Officer, of DAFNA Capital Management, LLC, one of the Buyers under the Purchase Agreement. The transactions contemplated by the Purchase Agreement are described in Section 1.01 of the Previous 8-K, which is incorporated by reference herein (the “Incorporated Disclosure”). In addition, the Company is considering reimbursing certain of the Buyers an additional $120,366.79 for outside counsel expenses incurred in connection with such transaction. Other than the information set forth in this Item 5.02 and the Incorporated Disclosure, the Company is not aware of any transactions or proposed transactions in which the Company was or is to be a participant since January 1, 2016, in which the amount involved exceeds $120,000, and in which Mr. Fischel or Dr. Fischel had, or will have, a direct or indirect material interest due to their respective positions with DAFNA.

Forward-Looking Statements

Statements contained or incorporated by reference in this Current Report on Form 8-K describing, among other things, the Company’s future operating results are “forward-looking statements” as defined by the SEC. Actual results and events may differ materially from those indicated in these forward-looking statements based on a number of factors, including actions of the SEC, the OTCQX and the Company’s shareholders and the risks and uncertainties inherent in the Company’s business, including those described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits:

Exhibit Number	Description

10.1	Severance Agreement and Release, dated February 3, 2017, between the Company and William C. Mills III

10.2	Letter Agreement, dated February 3, 2017, between the Company and David Fischel

99.1	Stereotaxis, Inc. Press Release dated February 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: February 6, 2017	By:	/s/ Karen Witte Duros
	Name:	Karen Witte Duros
	Title:	Sr. Vice President, General Counsel

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